Exhibit 99.2

Executive Employment Agreement

THIS EXECUTIVE EMPLOYMENT AGREEMENT (this “Agreement”) is made as of August 4, 2005, by and among Prestige Brands Holdings, Inc., a Delaware corporation (the “Company”), Prestige Brands, Inc., a Delaware corporation (“Employer”), and Frank P. Palantoni (“Executive”).  Certain definitions are set forth in Section 4 of this Agreement.

Employer desires to employ Executive and Executive desires to be employed by Employer upon the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.     Employment.  Employer agrees to employ Executive and Executive accepts such employment for the period beginning as of August 15, 2005 and ending upon his separation pursuant to Section 1(c) hereof (the “Employment Period”).

(a)           Position and Duties.

(i)            During the Employment Period, Executive shall serve as the President and Chief Operating Officer of Employer and shall have the normal duties, responsibilities and authority implied by such position, subject to the power of the Chief Executive Officer of Employer and the Board to expand or limit such duties, responsibilities and authority and to override such actions.

(ii)           Executive shall report to the Chief Executive Officer of Employer, and Executive shall devote his best efforts and his full business time and attention to the business and affairs of the Company, Employer and their Subsidiaries.

(b)           Salary, Bonus and Benefits.  During the Employment Period, Employer will pay Executive a base salary of $350,000 per annum (the “Annual Base Salary”). In addition, Executive shall be eligible for and participate in the Annual Incentive Compensation Plan (the “Annual Bonus Plan”) under which Executive shall be eligible for an annual target bonus (the “Target Bonus”) payment of not less than 60% nor more than 120% of the Annual Base Salary.  For the fiscal year beginning April 1, 2005 only, Executive’s participation in the Annual Bonus Plan is guaranteed but will be adjusted for the number of days remaining in such fiscal year from the date hereof pro rata, based on the Target Bonus of 60% regardless of the Company’s performance. Executive shall be eligible to participate in the Company’s 2005 Long-Term Equity Incentive Plan (the “Plan”). Executive’s participation in the Plan may involve awards of Restricted Stock (as defined in the Plan) and/or Non-qualified Stock Options (as defined in the Plan). It is the current intention of the Board to grant Restricted Stock and Non-qualified Stock Options pursuant to the Plan on an annual basis, subject to the needs of the business and the exercise of prudent judgment by the Board and the Compensation Committee. Upon execution of this Agreement, the Company hereby grants to Executive, pursuant to and in accordance with the terms and conditions of the Plan, an initial grant of: (i) a number of shares of Restricted Stock equal to the result obtained by dividing $400,000 by the closing price of the Common Stock (as defined in the Plan) on the date hereof, which shall vest in accordance with the three-year performance criteria specified in Exhibit A attached hereto; and (ii) a Non-qualified Stock Option to acquire a number of shares of Common Stock equal to the result obtained by dividing $800,000 by the closing price of the Common Stock on the date hereof at a per share exercise price equal to the closing price of the Common Stock on the date hereof, which shall vest twenty percent (20%) on each of the next five (5) anniversaries of the date hereof.  In the event of a Change in Control, all Restricted Stock and Non-qualified Stock Options granted to Executive hereunder shall automatically become fully vested and exercisable in accordance with the terms and conditions of the Plan, whether or not Executive is subsequently terminated. In addition, during the Employment Period, Executive will be entitled to such other benefits approved by the Board and made available to the senior management of the Company, Employer and their Subsidiaries, which shall include four weeks annual paid vacation time (two weeks in the balance of calendar 2005) and medical, dental, life and disability insurance.  The Board, on a basis consistent with past practice, shall review the Annual Base Salary of Executive and may increase the Annual Base Salary by such amount as the Board, in its sole discretion, shall deem appropriate.  The term “Annual Base Salary” as used in this Agreement shall refer to the Annual Base Salary as it may be so increased.

(c)           Separation.  The Employment Period will continue until (i) Executive’s death, Disability or resignation from employment with the Company, Employer and their respective Subsidiaries or (ii) the Company, Employer and their respective Subsidiaries decide to terminate Executive’s employment with or without Cause.  If (A) Executive’s employment is terminated without Cause pursuant to clause (ii) above or (B) Executive resigns from employment with the Company, Employer or any of their respective Subsidiaries for Good Reason, then during the period commencing on the date of termination of the Employment Period and ending on the first anniversary of the date of termination (the “Severance Period”), Employer shall pay to Executive, in equal installments on the Employer’s regular salary payment dates, an aggregate amount equal to (I) his Annual Base Salary, plus (II) an amount equal to the annual bonus, if any, paid or payable to Executive by Employer pursuant to the Annual Bonus Plan for the last fiscal year ended prior to the date of termination. Notwithstanding the foregoing, during the first year of employment only, for the purposes of this Section 1(c) the Annual Bonus paid or payable to Executive by Employer for the last fiscal year ended prior to the date of termination shall be deemed to be the full Target Bonus.  In addition, if Executive is entitled on the date of termination to coverage under the medical and prescription portions of the Welfare Plans, such coverage shall continue for Executive and Executive’s covered dependents for a period ending on the first anniversary of the date of termination at the active employee cost payable by Executive with respect to those costs paid by Executive prior to the date of termination; provided, that this coverage will count towards the depletion of any continued health care coverage rights that Executive and Executive’s dependents may have pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”); provided further, that Executive’s or Executive’s covered dependents’ rights to continued health care coverage pursuant to this Section 1(c) shall terminate at the time Executive or Executive’s covered dependents become covered, as described in COBRA, under another group health plan, and shall also terminate as of the date Employer ceases to provide coverage to its senior executives generally under any such Welfare Plan.  Notwithstanding the foregoing, (I) Executive shall not be entitled to receive any payments or benefits pursuant to this Section 1(c) unless Executive has executed and delivered to Employer a general release in form and substance satisfactory to Employer and (II) Executive shall be entitled to receive such payments and benefits only so long as Executive has not breached the provisions of Section 2 or Section 3 hereof.  The release described in the foregoing sentence shall not require Executive to release any claims for any vested employee benefits, workers compensation benefits covered by insurance or self-insurance, claims to indemnification to which Executive may be entitled under the Company’s or its Subsidiaries’ certificate(s) of incorporation, by-laws or under any of the Company’s or its Subsidiaries’ directors or officers insurance policy(ies) or applicable law, or equity claims to contribution from the Company or its Subsidiaries or any other Person to which Executive is entitled as a matter of law in respect of any claim made against Executive for an alleged act or omission in Executive’s official capacity and within the scope of Executive’s duties as an officer, director or employee of the Company or its Subsidiaries. Not later than eighteen (18) months following the termination of Executive’s employment, the Company and its Subsidiaries for which the Executive has acted in the capacity of a senior manager, shall sign and deliver to Executive a release of claims that the Company or its Subsidiaries has against Executive; provided that, such release shall not release any claims that the Company or its Subsidiaries commenced prior to the date of the release(s), any claims relating to matters actively concealed by Executive, any claims to contribution from Executive to which the Company or its Subsidiaries are entitled as a matter of law or any claims arising out of mistaken indemnification by the Company or any of its Subsidiaries.  Except as otherwise provided in this Section 1(c) or in the Employer’s employee benefit plans or as otherwise required by applicable law, Executive shall not be entitled to any other salary, compensation or benefits after termination of Executive’s employment with Employer.

2.     Confidential Information.

(a)           Obligation to Maintain Confidentiality.  Executive acknowledges that the information, observations and data (including trade secrets) obtained by him during the course of his performance under this Agreement concerning the business or affairs of the Company, Employer and their respective Subsidiaries and Affiliates (“Confidential Information”) are the property of the Company, Employer or such Subsidiaries and Affiliates, including information concerning acquisition opportunities in or reasonably related to the Company’s and Employer’s business or industry of which Executive becomes aware during the Employment Period. Therefore, Executive agrees that he will not disclose to any unauthorized Person or use for his own account (for his commercial advantage or otherwise) any Confidential Information without the Board’s written consent, unless and to the extent that the Confidential Information, (i) becomes generally known to and available for use by the public other than as a result of Executive’s acts or omissions to act, (ii) was known to Executive prior to Executive’s employment with Employer, the Company or any of their Subsidiaries and Affiliates or (iii) is required to be disclosed pursuant to any applicable law, court order or other governmental decree.  Executive shall deliver to the Company at a Separation, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company, Employer and their respective Subsidiaries and Affiliates (including, without limitation, all acquisition prospects, lists and contact information) which he may then possess or have under his control.

(b)           Ownership of Property.  Executive acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) that relate to the Company’s, Employer’s or any of their respective Subsidiaries’ or Affiliates’ actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company, Employer or any of their respective Subsidiaries or Affiliates (including any of the foregoing that constitutes any proprietary information or records) (“Work Product”) belong to the Company, Employer or such Subsidiary or Affiliate and Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company, Employer or to such Subsidiary or Affiliate.  Any copyrightable work prepared in whole or in part by Executive in the course of his work for any of the foregoing entities shall be deemed a “work made for hire” under the copyright laws, and the Company, Employer or such Subsidiary or Affiliate shall own all rights therein.  To the extent that any such copyrightable work is not a “work made for hire,” Executive hereby assigns and agrees to assign to the Company, Employer or such Subsidiary or Affiliate all right, title, and interest, including without limitation, copyright in and to such copyrightable work.  Executive shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm the Company’s, Employer’s or such Subsidiary’s or Affiliate’s ownership (including, without limitation, assignments, consents, powers of attorney, and other instruments).

(c) Third Party Information. Executive understands that the Company, Employer and their respective Subsidiaries and Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s, Employer’s and their respective Subsidiaries’ and Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes.  During the Employment Period and thereafter, and without in any way limiting the provisions of Section 2(a) above, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company, Employer or their respective Subsidiaries and Affiliates who need to know such information in connection with their work for the Company, Employer or any of their respective Subsidiaries and Affiliates) or use, except in connection with his work for the Company, Employer or any of their respective Subsidiaries and Affiliates, Third Party Information unless expressly authorized by a member of the Board (other than himself if Executive is on the Board) in writing.

(d) Use of Information of Prior Employers.  During the Employment Period and thereafter, Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom Executive has an obligation of confidentiality, and will not bring onto the premises of the Company, Employer or any of their respective Subsidiaries or Affiliates any unpublished documents or any property belonging to any former employer or any other Person to whom Executive has an obligation of confidentiality unless consented to in writing by the former employer or Person.  Executive will use in the performance of his duties only information which is (i) generally known and used by persons with training and experience comparable to Executive’s and which is (x) common knowledge in the industry or (y) otherwise legally in the public domain, (ii) otherwise provided or developed by the Company, Employer or any of their respective Subsidiaries or Affiliates or (iii) in the case of materials, property or information belonging to any former employer or other Person to whom Executive has an obligation of confidentiality, approved for such use in writing by such former employer or Person.

3.     Non-competition and No Solicitation.  Executive acknowledges that in the course of his employment with Employer he will become familiar with the Company’s, Employer’s and their respective Subsidiaries’ trade secrets and with other confidential information concerning the Company, Employer and such Subsidiaries and that his services will be of special, unique and extraordinary value to the Company, Employer and such Subsidiaries.  Therefore, Executive agrees that:

(a) Non-competition.  During the Employment Period and also during the period commencing on the date of termination of the Employment Period and ending on the first anniversary of the date of termination, he shall not without the express written consent of the Company, anywhere in the United States, directly or indirectly, own, manage, control, participate in, consult with, render services for, or in any manner engage in any business (i) competing with a brand of the Company, Employer, Medtech Products, Inc., The Denorex Company, The Spic and Span Company, The Comet Products Corporation, Prestige Brands International, Inc., Vetco, Inc., or any business acquired by such Persons, or any Subsidiaries of such Persons, representing 10% or more of the consolidated revenues or EBITDA of the Company and its Subsidiaries for the trailing 12 months ending on the last day of the last completed calendar month immediately preceding the date of termination of the Employment Period (collectively, the “Prestige Companies”) or (ii) in which the Prestige Companies, any business acquired by such Persons, or any Subsidiaries of such Persons have conducted discussions or has requested and received information relating to the acquisition of such business by such Person (x) within one year prior to the Separation and (y) during the Severance Period, if any.  Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation that is publicly traded, so long as Executive has no active participation in the business of such corporation.

(b) No solicitation.  During the Employment Period and also during the period commencing on the date of termination of the Employment Period and ending on the first anniversary of the date of termination, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Prestige Companies to leave the employ of the Company, Employer or any such Subsidiary, or in any way interfere with the relationship between the Prestige Companies or any of their respective Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Prestige Companies or any of their respective Subsidiaries within 180 days after such person ceased to be an employee of the Company, Employer or any of their respective Subsidiaries (provided, however, that such restriction shall not apply for a particular employee if the Company has provided its written consent to such hire, which consent, in the case of any person who was not a key employee of the Prestige Companies or any of their respective Subsidiaries, shall not be unreasonably withheld), (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Prestige Companies or any of their respective Subsidiaries to cease doing business with the Prestige Companies or any of their respective Subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Prestige Companies or any of their respective Subsidiaries or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Prestige Companies or any of their respective Subsidiaries and with which the Prestige Companies and any of their respective Subsidiaries has conducted discussions or has requested and received information relating to the acquisition of such business by the Prestige Companies or any of their respective Subsidiaries in the two year period immediately preceding a Separation.

(c)           Enforcement.  If, at the time of enforcement of Section 2 or this Section 3, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law.  Because Executive’s services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement.  Therefore, in the event of a breach or threatened breach of this Agreement, the Company, Employer, their respective Subsidiaries or their successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

(d)           Additional Acknowledgments.  Executive acknowledges that the provisions of this Section 3 are in consideration of:  (i) employment with the Employer, (ii) the issuance of Restricted Stock and Non-qualified Stock Options by the Company pursuant to the Plan and (iii) additional good and valuable consideration as set forth in this Agreement.  In addition, Executive agrees and acknowledges that the restrictions contained in Section 2 and this Section 3 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive’s ability to earn a living.  In addition, Executive acknowledges (i) that the business of the Company, Employer and their respective Subsidiaries will be conducted throughout the United States, (ii) notwithstanding the state of incorporation or principal office of the Company, Employer or any of their respective Subsidiaries, or any of their respective executives or employees (including the Executive), it is expected that the Company and Employer will have business activities and have valuable business relationships within its industry throughout the United States and (iii) as part of his responsibilities, Executive will be traveling throughout the United States in furtherance of Employer’s business and its relationships.  Executive agrees and acknowledges that the potential harm to the Company and Employer of the non-enforcement of Section 2 and this Section 3 outweighs any potential harm to Executive of its enforcement by injunction or otherwise.  Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company, Employer and their Subsidiaries now existing or to be developed in the future.  Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

4.             Definitions.

“Affiliate” means, with respect to any Person, any Person that controls, is controlled by or is under common control with such Person or an Affiliate of such Person.

“Board” means the Company’s board of directors.

“Cause” means (i) Executive’s willful and continued failure to substantially perform his duties with the Company, Employer or any of their respective Subsidiaries (other than any such failure resulting from Executive’s incapacity due to physical or mental illness) that has not been cured within  10 days after a written demand for substantial performance is delivered to Executive by the Board, which demand specifically identifies the manner in which the Board believes that Executive has not substantially performed his duties, (ii) the willful engaging by Executive in conduct which is demonstrably and materially injurious to the Company or its Affiliates, monetarily or otherwise, (iii) Executive’s conviction (or plea of nolo contendere) for any felony or any other crime involving dishonesty, fraud or moral turpitude, (iv) Executive’s breach of fiduciary duty to the Company or its Affiliates, (v) any violation of the Company’s policies relating to compliance with applicable laws which have a material adverse effect on the Company or its Affiliates or (vi) Executive’s breach of any restrictive covenant.  For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on Executive’s part shall be deemed “willful” unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that Executive’s act, or failure to act, was in the best interest of the Company.

“Change in Control” means the occurrence of one of the following events:

(ii)           if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 80% or more of the combined voting power of the Company’s then outstanding securities; or

(iii)          during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iv)          consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 20% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(v)           consummation of a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

“Compensation Committee” means the Company’s Board of Directors Compensation Committee (or its equivalent).

“Credit Agreement” means the Credit Agreement, dated as of April 6, 2004, among Employer, Prestige Brands International, LLC, a Delaware limited liability company, the lenders and issuers party thereto, Citicorp North America, Inc., as administrative agent and Tranche C Agent (as defined therein), Bank of America, N.A., as syndication agent for the lenders and issuers, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent for the lenders and issuers, and the other parties named therein, as the same may be amended, supplemented or otherwise modified from time to time, at any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original agent or lenders or another agent or agents or other lenders and whether provided under the original Credit Agreement or any other credit agreement).

“Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Compensation Committee.

“EBITDA” means “Adjusted EBITDA” as such term is defined in the Credit Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Person” means (i) GTCR Golder Rauner, L.L.C., GTCR Golder Rauner II, L.L.C. or any of their respective affiliates, (ii) any person, entity or group under the control of any party included in clause (i), or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

“Good Reason” means, without your consent, (i) the assignment to you of any duties inconsistent with your status as the Company’s President & COO or a substantial adverse alteration in the nature or status of the your responsibilities, unless the Company has cured such events within 10 business days after the receipt of written notice thereof from you, (ii) a reduction in your annual base salary or target annual bonus percentage, except for across-the-board salary reductions similarly affecting all senior Company executives, or (iii) the relocation of the Company’s headquarters by more than 30 miles.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Separation” means the cessation of employment of Executive with the Company, Employer and their respective Subsidiaries for any reason.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of  partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.  For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Welfare Plans” mean the welfare benefit plans, practices, policies and programs provided by Employer to the extent applicable generally to other senior executives of the Company.

5.             Notices.  Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

If to Employer:

Prestige Brands, Inc.

90 North Broadway

Irvington, New York 10533

Attention:  General Counsel

If to the Company:

Prestige Brands Holdings, Inc.

90 North Broadway

Irvington, New York 10533

Attention:  Chief Executive Officer

If to Executive:

Frank Palantoni

12 Apple Hill Court

South Salem, New York 105590

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.  Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

6              General Provisions.

(a)           Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(b)           Complete Agreement.  This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(c)           Conformity with the Plan.  The Restricted Stock and Non-qualified Stock Options are intended to conform in all respects with, and are subject to all applicable provisions of, the Plan (which is incorporated herein by reference).  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  By executing this Agreement, Executive agrees to be bound by all of the terms of the Plan.  Notwithstanding the foregoing, to the extent this Agreement contains defined terms that are inconsistent with the definitions for such terms contained in the Plan, the definitions for such terms found in this Agreement shall apply mutatis mutandis.

(d)           No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(e)           Counterparts.  This Agreement may be executed and delivered in separate counterparts (including by means of facsimile), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(f)            Successors and Assigns.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive and the Company and their respective successors and assigns.

(g)           Choice of Law.  The law of the State of Delaware will govern all questions concerning the relative rights of the Company, Employer and Executive.  All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(h)           MUTUAL WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIP ESTABLISHED AMONG THE PARTIES HEREUNDER.

(i)            Executive’s Cooperation.  During the Employment Period and thereafter, Executive shall cooperate with the Company, Employer and their respective Subsidiaries and Affiliates in any disputes with third parties, internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into Executive’s possession, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments). In the event the Company requires Executive’s cooperation in accordance with this paragraph after the Employment Period, the Company shall reimburse Executive for reasonable travel expenses (including lodging and meals, upon submission of receipts) and compensate Executive for his time at a rate that is mutually agreeable to Executive and the Company.

(j)            Remedies.  Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(k)           Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Employer and Executive.

(l)            Insurance.  The Company, at its discretion, may apply for and procure in its own name and for its own benefit life and/or disability insurance on Executive in any amount or amounts considered available.  Executive agrees to cooperate in any medical or other examination, supply any information, and to execute and deliver any applications or other instruments in writing as may be reasonably necessary to obtain and constitute such insurance.  Executive hereby represents that he has no reason to believe that his life is not insurable at rates now prevailing for healthy men of his age.

(m)          Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(n)           Indemnification and Reimbursement of Payments on Behalf of Executive.  The Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from the Company or any of its Subsidiaries or Executive’s ownership interest in the Company, including, without limitation, wages, bonuses, dividends, the receipt or exercise of equity options and/or the receipt or vesting of restricted equity.  In the event the Company or any of its Subsidiaries does not make such deductions or withholdings, Executive shall indemnify the Company and its Subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.

(o)           Termination.  This Agreement (except for the provisions of Sections 1(a) and (b) shall survive a Separation and shall remain in full force and effect after such Separation.

IN WITNESS WHEREOF, the parties hereto have executed this Executive Employment Agreement on the date first written above.

PRESTIGE BRANDS HOLDINGS, INC.

By:	/s/ Peter Anderson
Name: Peter Anderson
Title: Chief Financial Officer

PRESTIGE BRANDS, INC.

By:	/s/ Peter Anderson
Name: Peter Anderson
Title: Chief Financial Officer

/s/ Frank P. Palantoni
Frank P. Palantoni

Signature Page to Executive Employment Agreement - Palantoni

EXHIBIT A

The Restricted Stock shall become vested in accordance with the following schedules, if and only if as of the earlier of the third anniversary of the grant and the achievement of 100% of the Revenue and Earnings per Share Growth objectives (i) Executive has been continuously employed by the Company, Employer or any of their respective Subsidiaries and (ii) the Company has achieved the average annual growth in earnings per share and revenue applicable for such date.

Average Annual Revenue Growth	Average Annual Earnings Per Share Growth

	<6%	6.0	9.0	12.0

<2.50	0%	0%	0%	0%

2.50	0%	50%	68%	85%

3.75	0%	58%	75%	93%

5.00	0%	65%	83%	100

Both Earnings per Share growth and Revenue Growth shall be subject to equitable adjustment by the Compensation Committee of the Board of Directors to reflect extraordinary circumstances such as brand or business acquisition or divestiture, stock “buy back” or similar circumstance.

In the event that the three year Average Annual Revenue Growth and the three year Average Earnings Per Share Growth are both achieved prior to the third anniversary of the grant date as determined by the Compensation Committee of the Board of Directors, the shares shall be deemed fully vested with no further time vesting required.